UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. __)

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☐	Preliminary Proxy Statement
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ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.

(Name of Registrant as Specified in its Charter)

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Rocky Mountain Chocolate Factory, Inc. issued the following press release on August 30, 2021:

Rocky Mountain Chocolate Factory Files Preliminary Proxy Statement in Connection with 2021 Annual Meeting of Stockholders

Company Positioned for Long-Term Growth, Innovation, and Shareholder Value Creation

Announces Director Slate Including New Independent Directors with Forward-Looking Expertise

Summarizes Board’s Actions to Deliver Board Refreshment and Accelerate Governance Enhancements

DURANGO, CO / August 30, 2021 / Rocky Mountain Chocolate Factory, Inc. (NASDAQ:RMCF) (the "Company"), a global confectionary manufacturer, international franchisor and retail operator delighting consumers through a premium offering of gourmet chocolate, confection and self-serve frozen yogurt, today announced that it has filed preliminary proxy materials with the U.S. Securities and Exchange Commission in connection with its 2021 Annual Meeting of Shareholders (the “Annual Meeting”).

As detailed in its preliminary proxy materials filed today, the Company’s slate of director nominees comprises seven highly qualified individuals with a diverse set of relevant experience, qualifications and skills, six of whom are independent directors. Through the Board’s ongoing refreshment program, intended to evolve the Board to best serve the short- and long-term interests of the Company and its stockholders, the directors nominated by the Board possess significant expertise across digital, product, omnichannel, e-commerce, technology, transformation, operational excellence, consumer branding, franchising and strategic planning. With the election of the Board’s nominees at the Annual Meeting, greater than a majority of the Board will have been refreshed over the last two years, all of whom are independent.

The slate of directors nominated by the Company’s Board of Directors includes:

●

Rahul Mewawalla, independent Chairperson, whose extensive expertise across digital, product, technology, platforms and transformative innovation aligns with the Board’s strategic and operational vision for the company.

●	Elisabeth Charles, independent director nominee, who has deep marketing, brand, omnichannel and consumer industry experience.
●	Gabriel Arreaga, independent director nominee, who has robust operations and supply chain experiences across the retail and consumer goods sectors.
●	Jeffrey R. Geygan, independent director, who has decades of executive leadership and financial services experience.
●	Mary K. Thompson, independent director, who has extensive experience delivering growth and value creation with franchised companies.
●	Brett P. Seabert, independent director, a certified public accountant with significant executive leadership and financial services experience.
●	Bryan J. Merryman, currently chief executive officer, provides significant value and insights to the Board with his extensive knowledge of the Company and broad confectionery industry expertise.

Rahul Mewawalla, Chairman of the RMCF Board, issued the following statement:

“We are continuing our commitment to transform Rocky Mountain Chocolate Factory with world-class strategic and operating experience on our Board, new highly qualified independent directors and best-in-class governance policies as we focus on creating greater value for all stockholders and delighting our consumers,” said Mr. Mewawalla. “These growth-oriented actions and the significant refreshment of our Board – five new directors appointed to the Board over the last two years, all of whom are independent – demonstrate that this Board is delivering on its commitment to best-in-class corporate governance, oversight and leadership. We believe that these highly qualified director candidates nominated by the Board bring a diverse set of skills, qualifications and experiences to help the Company capitalize on exciting opportunities in digital, e-commerce and product innovation and further strengthen its iconic brand.”

Rocky Mountain Chocolate Factory has a 40-year track record of delighting customers with beloved, premium chocolate, confection and frozen yogurt products. “We are focused on supporting the Company’s long-term growth and innovation strategy by delivering superior customer experiences, enhancing the brand and driving shareholder value. We believe the Company is increasingly well positioned to deliver on its exciting next chapter of growth,” added Mr. Mewawalla.

The Company’s preliminary proxy filing highlights the Board’s recent actions to build on the Company’s commitment to best-in-class corporate governance, in addition to its commitment to add robust strategic, operational and transformational experience to the Board. These governance enhancements include:

1.

With the appointment of independent director Rahul Mewawalla as Chairperson of the Board, the Board officially separated the roles of Chairman of the Board and Chief Executive Officer of the Company. The Board believes that separating these roles and appointing an independent director as Chairperson has enhanced the Company’s corporate governance structure and increased focus on strategic growth, transformation and growth.

2.	The Board has been enhanced by the addition of two new independent directors, Rahul Mewawalla and Jeffrey R. Geygan, in 2021 and the addition of independent director Mary K. Thompson in 2020.

3.

In July 2021, the Company formed a Special Committee of the Board to oversee the process of identifying new qualified, independent directors for the Company’s next chapter of growth, innovation and transformation. The Special Committee is composed of three disinterested, independent directors including the Chairman of the Board.

4.	In connection with the separation of the Chairman and Chief Executive Officer roles, the Board announced its plan to identify a new President and Chief Executive Officer for the Company.

5.

The Board welcomed Jeffrey R. Geygan as an independent director in August 2021, as part of a cooperation agreement with Global Value Investment Corp. (GVIC), one of the Company’s largest shareholders. This agreement reflects the Board’s commitment to having a Board with diverse experience, expertise and perspective that is best positioned to maximize stockholder value.

6.	The board has nominated two new independent directors, Elisabeth Charles and Gabriel Arreaga, to join the company’s Board upon election at the annual meeting.

As a result of these efforts, upon election of the nominees at the annual meeting, four of the Company’s six independent directors will have joined the Board in 2021. The Board is committed to upholding the highest standards of corporate governance and continuing to maximize value for all Rocky Mountain Chocolate Factory stockholders.

Rocky Mountain Chocolate Factory’s preliminary proxy materials can be found on the SEC’s website at www.sec.gov and on the Company’s website at rmcf.com/SEC-Filings. The Company’s definitive proxy materials will be mailed to all shareholders eligible to vote at the 2021 Annual Meeting. The Board encourages Rocky Mountain Chocolate Factory stockholders to read all of the Company’s Annual Meeting materials when they are available and to vote in favor of the Board’s candidates on the WHITE proxy card.

Rahul Mewawalla

Mr. Mewawalla was appointed Chairman of the Board on July 30, 2021 and has served on our Board of Directors since June 2021. Mr. Mewawalla is a digital, product, technology, and business leader. He has extensive strategic and operational leadership experience across digital, product, technology, platforms, internet, software, telecommunications, financial services and media companies. He served as Chief Executive Officer/President of Xpanse Inc. and concurrently as Executive Vice President, Platforms and Technology Businesses and Chief Digital Officer at Freedom Mortgage Corporation from 2020 to 2021, as Chief Executive Officer and President at Zenplace Inc. from 2014 to 2020, as Vice President at Nokia Corporation from 2010 to 2012, as Vice President at General Electric Company’s NBCUniversal from 2008 to 2010, as Senior Director at Yahoo! Inc. from 2005 to 2008, in addition to experience across various other leadership and management roles. Mr. Mewawalla has also served as Senior Advisor to the San Francisco Mayor’s Office on Innovation, as Advisor to Stanford University's Persuasive Technology Lab, and as Committee Chair of the VC TaskForce SIG on Systems and Services. He has also been a board member, investor and advisor to various other private companies and philanthropic organizations. Mr. Mewawalla earned an MBA from the Kellogg School of Management at Northwestern University and a BBS from the University of Delhi.

Elisabeth Charles

Ms. Charles is a director nominee. Ms. Charles served as Chief Marketing Officer for Rodan + Fields from November 2017 to December 2019. Previously, she served as Senior Vice President and General Manager of Old Navy Outlet from November 2016 to August 2017. She also served as Old Navy’s Interim Chief Marketing Officer from May 2016 to October 2016. Prior to joining Old Navy, Ms. Charles was Senior Vice President, Chief Marketing Officer of Athleta from March 2015 through May 2016. From February 2009 through August 2014, Ms. Charles was Senior Vice President and Chief Marketing Officer of Petco Animal Supplies, Inc. She also served as Executive Vice President of Marketing of Victoria Secret Stores from February 2005 through October 2008 and served as its Vice President of Marketing from July 2004 through January 2005. Prior to 2005, Ms. Charles held a variety of marketing positions with Herbalife International of America, Inc., Ideaforest.com and Tricon Restaurants International (YUM Brands). Ms. Charles began her career as an Associate Consultant with Bain & Company. Ms. Charles served on the board of directors of At Home Group Inc. (“At Home”) (Nasdaq: HOME) from December 2016 until July 2021, when At Home was acquired by investment funds advised by Hellman & Friedman LLC. Ms. Charles also serves on the advisory board of Sezzle Inc., which we joined in November 2020 and was on the non-profit board of Alliance for Girls, the nation’s largest regional alliance of girl-serving organizations, from 2017 to 2020. Ms. Charles received her MBA from the Harvard Graduate School of Business Administration and her Bachelor of Arts in International Political Economy from the University of California at Berkeley.

Gabriel Arreaga

Mr. Arreaga. Mr. Arreaga is a director nominee. Mr. Arreaga has served as Senior Vice President of Chief Supply Chain of The Kroger Co. since October 2020. Previously, Mr. Arreaga served as Senior Vice President, Integrated Supply Chain North America of Mondelez International, Inc. from August 2018 to September 2020. Prior to that time, he served as Vice President of Global Supply Chain of Stanley Black & Decker, Inc. from July 2016 to August 2018. From January 2003 to June 2016, Mr. Arreaga held multiple positions of increasing responsibility at Unilever, including Vice President, Supply Chain & Product Group. Mr. Arreaga received his MBA from the Harvard Graduate School of Business Administration / INCAE Business School, Costa Rica and his Bachelor of Science in Business and Finance from Guilford College / Universidad del Valle de Nicaragua, Nicaragua.

Jeffrey R. Geygan

Mr. Geygan has served on our Board since August 2021 and is being nominated to the Board pursuant to the GVIC Cooperation Agreement. Mr. Geygan has served as the Chief Executive Officer and President of GVIC, an investment research and advisory services firm, since he founded it in 2007. Since February 2018, Mr. Geygan has served as a director of Wayside Technology Group, Inc. (Nasdaq: WSTG), a value-added global IT channel company providing innovative sales and distribution solutions for emerging technology vendors, and as Board Chair of Wayside since May 2018. Prior to founding GVIC, Mr. Geygan served as a Senior Portfolio Manager at UBS Financial Services. Mr. Geygan has taught undergraduate and graduate-level courses at IE University in Madrid, Spain, the University of Wisconsin–Milwaukee Lubar School of Business, and the College of Charleston. He serves on the Advisory Board of the University of Wisconsin–Madison Department of Economics. Mr. Geygan received a Bachelor of Arts degree in Economics from the University of Wisconsin.

Mary K. Thompson

Ms. Thompson has served on the Company’s Board since January 2020. Ms. Thompson is a veteran of the franchising industry. Since 2015, she has served as the Chief Operating Officer of Neighborly Brands (“Neighborly”), a service provider focused on repairing, maintaining and enhancing customers’ homes and businesses, where she oversees the ongoing business operations within the company. Neighborly is the holding company for 22 service-based franchise organizations focused on repairing, maintaining and enhancing homes and business properties. Neighborly provides a diverse array of specialty services through more than 3,700 franchised locations in ten countries with system-wide revenue of $1.8 billion in 2018. Prior to her appointment as Neighborly’s Chief Operating Officer, Ms. Thompson served as the President of Mr. Rooter Plumbing Corporation, a franchisor focused on independently owned and operated plumbing franchisees, from October 2006 to July 2015. From December 1994 to October 2006, Ms. Thompson served as the President of and held other various leadership positions (including being a multi-unit franchisee) with Cookies by Design, a franchise concept specializing in customized cookie gifts produced at mall-based retail locations. Ms. Thompson served as an Officer in the United States Marine Corps from December 1985 to April 1993. She earned her B.A. in English from the University of Texas at Austin and completed the mini MBA Program in franchise management at the University of St. Thomas College of Business.

Bryan J. Merryman

Mr. Merryman joined the Company in December 1997 as Chief Financial Officer and Vice President - Finance. Since April 1999, Mr. Merryman also served as our Chief Operating Officer and as a director, and since January 2000, as our Treasurer. In February 2019, Mr. Merryman was appointed as our Chief Executive Officer, and was elected Chairman of the Board, a position he held until July 2021. From January 1997 to December 1997, Mr. Merryman was a principal in Knightsbridge Holdings, Inc., a leveraged buyout firm. Mr. Merryman also served as Chief Financial Officer of Super Shops, Inc., a retailer and manufacturer of after-market auto parts, from July 1996 to November 1997, and prior to July 1996, was employed for more than 11 years by Deloitte & Touche LLP, most recently as a Senior Manager. Mr. Merryman also currently serves as Chief Executive Officer of U-Swirl, Inc. (“U-Swirl”), a consolidated subsidiary of the company, a position he has held since October 2014, and has served as Chairman of the Board of U-Swirl since January 2013.

Brett P. Seabert

Mr. Seabert has served on the Company’s Board since April 2017. Mr. Seabert, a certified public accountant (“CPA”), has 29 years of experience in business management, operations, finance and administration. Mr. Seabert currently serves in various capacities, including as a director or executive officer of various companies, including Tanamera Construction, LLC, a high-end real estate development and construction company (since April 2007), TD Construction, LLC, a construction company (since September 2009), Caughlin Club Management Partners, LLC, a health and tennis club and preschool owner and operator (since July 2008), and B&L Investments, Inc., a management and holding company (since March 2003). From 2001 to 2008, Mr. Seabert served as Chief Financial and Operating Officer of Tanamera Commercial Development, LLC. Between 1989 and 2001, Mr. Seabert served in various positions at CMS International, an owner and management company operating several casinos, most recently as Executive Vice President and Chief Financial Officer, including oversight of internal audit, risk management and human resource functions. Mr. Seabert has been primarily engaged in commercial and residential real estate development and construction for the since 2001. From 1984 to 1989, Mr. Seabert was a practicing CPA with Deloitte & Touche LLP.

About Rocky Mountain Chocolate Factory, Inc.

Rocky Mountain Chocolate Factory, Inc., headquartered in Durango, Colorado, is an international franchiser of gourmet chocolate, confection and self-serve frozen yogurt stores and a manufacturer of an extensive line of premium chocolates and other confectionery products. The Company, its subsidiaries and its franchisees and licensees operate more than 300 Rocky Mountain Chocolate Factory and self-serve frozen yogurt stores across the United States, South Korea, Qatar, the Republic of Panama, and The Republic of the Philippines. The Company's common stock is listed on the Nasdaq Global Market under the symbol "RMCF."

Important Additional Information and Where to Find It

This communication relates to the Company’s 2021 Annual Meeting of Stockholders (the “Annual Meeting”). The Company has filed a preliminary proxy statement on Schedule 14A, an accompanying proxy card and other relevant documents with the Securities and Exchange Commission (the "SEC") on August 30, 2021 in connection with such solicitation of proxies from stockholders for the Annual Meeting. Once the SEC completes its review of the preliminary proxy statement, a definitive proxy statement and a form of proxy will be filed with the SEC and mailed or otherwise furnished to the stockholders of the Company. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE COMPANY'S PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE ANNUAL MEETING OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT, IF ANY, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING. This communication is not a substitute for the proxy statement or any other document that may be filed by the Company with the SEC. Investors and stockholders may obtain a copy of the documents (when available) free of charge at the SEC's website at www.sec.gov, and in the "SEC Filings" section of the of the Company's Investor Relations website at www.rmcf.com/Investor-Relations.aspx or by contacting the Company's Investor Relations department at (970) 375-5678, as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC. In addition, the documents (when available) may be obtained free of charge by directing a request by mail or telephone to: Rocky Mountain Chocolate Factory, Inc., 265 Turner Drive, Durango, Colorado 81303, Attn: Secretary, (970) 259-0554.

Certain Information Regarding Participants to the Solicitation

The Company, its directors and certain of its directors, director nominees, executive officers and members of management and employees of the Company and agents retained by the Company are participants in the solicitation of proxies from stockholders in connection with matters to be considered at the Annual Meeting. Information regarding the Company's directors, director nominees and executive officers, and their beneficial ownership of the Company’s common stock is set forth in the Company's Annual Report on Form 10-K for the fiscal year ended February 28, 2021, filed with the SEC on June 1, 2021, as amended by Amendment No. 1 on Form 10-K/A filed with the SEC on June 28, 2021, and in the preliminary proxy statement. Changes to the direct or indirect interests of the Company's directors and executive officers are set forth in SEC filings on Initial Statements of Beneficial Ownership on Form 3, Statements of Change in Ownership on Form 4 and Annual Statements of Changes in Beneficial Ownership on Form 5. These documents are available free of charge as described above.

Forward-Looking Statements

This press release includes statements of the Company's expectations, intentions, plans and beliefs that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to come within the safe harbor protection provided by those sections. These forward-looking statements involve various risks and uncertainties. The nature of the Company's operations and the environment in which it operates subjects it to changing economic, competitive, regulatory and technological conditions, risks and uncertainties. The statements, other than statements of historical fact, included in this press release are forward-looking statements. Many of the forward-looking statements contained in this press release may be identified by the use of forward-looking words such as "will," "intend," "believe," "expect," "anticipate," "should," "plan," "estimate," "potential," or similar expressions. Factors which could cause results to differ include, but are not limited to: the impact of the COVID-19 pandemic and global economic conditions on the Company's business, including, among other things, online sales, factory sales, retail sales and royalty and marketing fees, the Company's liquidity, the Company's cost cutting and capital preservation measures, achievement of the anticipated potential benefits of the strategic alliance with Edible Arrangements®, LLC and its affiliates ("Edible"), the ability to provide products to Edible under the strategic alliance, Edible's ability to increase the Company's online sales, changes in the confectionery business environment, seasonality, consumer interest in the Company's products, general economic conditions, the success of the Company's frozen yogurt business, receptiveness of the Company's products internationally, consumer and retail trends, costs and availability of raw materials, competition, the success of the Company's co-branding strategy, the success of international expansion efforts and the effect of government regulations. Government regulations which the Company and its franchisees and licensees either are, or may be, subject to and which could cause results to differ from forward-looking statements include, but are not limited to: local, state and federal laws regarding health, sanitation, safety, building and fire codes, franchising, licensing, employment, manufacturing, packaging and distribution of food products and motor carriers. For a detailed discussion of the risks and uncertainties that may cause the Company's actual results to differ from the forward-looking statements contained herein, please see the "Risk Factors" contained in Item 1A. of the Company's Annual Report on Form 10-K for the fiscal year ended February 28, 2021, as amended. Additional factors that might cause such differences include, but are not limited to: the length and severity of the current COVID-19 pandemic and its effect on among other things, factory sales, retail sales, royalty and marketing fees and operations, the effect of any governmental action or mandated employer-paid benefits in response to the COVID-19 pandemic, and the Company's ability to manage costs and reduce expenditures and the availability of additional financing if and when required. These forward-looking statements apply only as of the date hereof. As such they should not be unduly relied upon for more current circumstances. Except as required by law, the Company undertakes no obligation to release publicly any revisions to these forward-looking statements that might reflect events or circumstances occurring after the date of this press release or those that might reflect the occurrence of unanticipated events.

Media Contacts:

Dan Scorpio / Jake Yanulis

Abernathy MacGregor

amg-rmcf@abmac.com

(212) 371-5999

Investor Contact:

William P. Fiske

Georgeson LLC

(212) 440-9128

SOURCE: Rocky Mountain Chocolate Factory, Inc.